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                                                                 March 1, 2001

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Re:  Uncommon Media Group, Inc. (formerly IJC Ventures, Inc.)

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated February 27, 2001 and

(2)  We agree with the response.

Sincerely,

/s/ James E. Scheifley
    -------------------------------------
    James E. Scheifley & Associates, P.C.